UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
May 30, 2023

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	33-92990	333-263515	Not Applicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)
(212) 490-9000
 (Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As previously disclosed, on March 24, 2023, Teachers Insurance and Annuity Association of America (“TIAA”), on behalf of the TIAA Real Estate Account (the “Company”), entered into a note purchase agreement (“Note Purchase Agreement”) with certain qualified institutional purchasers party thereto (collectively, the “Purchasers”). Under the terms of the Note Purchase Agreement, the Company agreed to issue $400,000,000 in aggregate principal amount of 5.50% series C senior notes due May 30, 2027 (collectively, the “Notes”) to the Purchasers.
On May 30, 2023, the Company closed the issuance of the Notes. The Notes are the unsecured obligations of the Company, sold pursuant to an applicable statutory exemption from registration requirements under the Securities Act of 1933. The information required by Item 2.03 contained in Item 1.01 of the Current Report on Form 8-K filed on March 24, 2023 is incorporated herein by reference.
The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement which was filed with the Company’s Form 10-Q for the fiscal quarter ended March 31, 2023 on May 5, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

DATE: June 5, 2023	By:	/s/ F. Scott Thomas

F. Scott Thomas, Esq.
Senior Director and Associate General Counsel